UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 7, 2021

IMMUNOVANT, INC.
(Exact name of Registrant as specified in its Charter)

Delaware		001-38906	83-2771572
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(IRS Employer Identification No.)

320 West 37th Street
New York,	NY		10018
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (917) 580-3099

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	IMVT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 7, 2021, Pamela Yanchik Connealy, the Chief Financial Officer of Immunovant, Inc., resigned from Immunovant, such resignation to be effective on July 16, 2021. Pursuant to a consulting agreement dated July 13, 2021, Ms. Connealy will provide transition services to us as a consultant through our 2021 annual meeting of stockholders, which is expected be held on or about September 9, 2021.

The foregoing description of the consulting agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the consulting agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Consulting Agreement between Immunovant, Inc. and Pamela Yanchik Connealy, dated July 13, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Immunovant, Inc.

	By:	/s/ Peter Salzmann
Peter Salzmann
Chief Executive Officer
Date: July 13, 2021